              As filed with the Securities and Exchange Commission
                              on December 21, 1999

                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         04-3177038
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

     75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS                02139
      (Address of Principal Executive Offices)              (Zip Code)

          MILLENNIUM BIOTHERAPEUTICS, INC. 1997 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                                  MARK J. LEVIN
                             CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                                 WITH A COPY TO:

       David E. Redlick, Esq.                   John B. Douglas III, Esq.
       Kenneth A. Hoxsie, Esq.                        General Counsel
         Hale and Dorr LLP                   Millennium Pharmaceuticals, Inc.
         60 State Street                            75 Sidney Street
   Boston, Massachusetts 02109               Cambridge, Massachusetts 02139
         (617) 526-6000                             (617) 679-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE


                                                 Proposed                Proposed
Title of                                         Maximum                 Maximum                  Amount of
Securities               Amount to be            Offering Price          Aggregate                Registration
to be Registered         Registered              Per Share               Offering Price           Fee
----------------         ------------            --------------          --------------           ------------
Common Stock,
$.001 par value          321,000 shares          101.00 (1)              32,421,000 (1)           $ 8,560


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 17, 1999 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

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

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register the shares of Common Stock of Millennium Pharmaceuticals, Inc. (the "Company" or "Registrant") issuable pursuant to the Millennium BioTherapeutics, Inc. 1997 Equity Incentive Plan (the "Plan"). On December 21, 1999, pursuant to the terms of Section 1.9 of the Agreement and Plan of Merger dated as of October 14, 1999 by and between the Company and Millennium BioTherapeutics, Inc. ("Millennium BioTherapeutics"), the Company assumed the Plan and all of the outstanding options to purchase Common Stock of Millennium BioTherapeutics issued under the Plan.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

              (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

              (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

              (3) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.    DESCRIPTION OF SECURITIES

              Not applicable.

         Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

         Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgment, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrants, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided herein is not exclusive.

         Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

         Item 8.    EXHIBITS


Exhibit
Number               Description
----------           --------------
4.1 (1)              Amended and Restated Certificate of
                     Incorporation of the Registrant

4.2 (1)              Amended and Restated By-Laws of the Registrant

4.3 (2)              Specimen certificate for shares of Common Stock

5.1                  Opinion of Hale and Dorr LLP

23.1                 Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2                 Consent of Ernst & Young LLP

24.1 Power of Attorney (included on signature page to this Registration Statement)


------
(1) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 (File No. 0-28494).

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-02490).

         Item 9.    UNDERTAKINGS

         1.   The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 21st day of December, 1999.

                                          MILLENNIUM PHARMACEUTICALS, INC.

                                          By:  /s/ MARK J. LEVIN
                                             ----------------------------------
                                          Name:    Mark J. Levin
                                          Title:   Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURE                               TITLE                                  DATE
             ---------                               -----                                  ----
 /s/ Mark J. Levin                     Chief Executive Officer and Director           December  21, 1999
-------------------------------------  (Principal Executive Officer)
  Mark J. Levin

 /s/ Kevin P. Starr                    Chief Financial Officer (Principal             December  21, 1999
-------------------------------------  Financial and Accounting Officer)
  Kevin P. Starr

 /s/ Joshua Boger                      Director                                       December 21, 1999
-------------------------------------
  Joshua Boger, Ph.D.

 /s/ Eugene Cordes                     Director                                       December 21, 1999
-------------------------------------
  Eugene Cordes



 /s/ A. Grant Heidrich III             Director                                       December  21, 1999
-------------------------------------
  A. Grant Heidrich III

 /s/ Raju S. Kucherlapati              Director                                       December  21, 1999
-------------------------------------
   Raju S. Kucherlapati

 /s/ Eric S. Lander                  Director                                         December 21, 1999
-------------------------------------
  Eric S. Lander

 /s/ Steven C. Wheelwright           Director                                         December 21, 1999
-------------------------------------
  Steven C. Wheelwright


                                  EXHIBIT INDEX

                              ---------------------


Exhibit
Number            Description
----------        --------------
4.1 (1)           Amended and Restated Certificate of
                  Incorporation of the Registrant

4.2 (1)           Amended and Restated By-Laws of the Registrant

4.3 (2)           Specimen certificate for shares of Common Stock

5.1               Opinion of Hale and Dorr LLP

23.1              Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2              Consent of Ernst & Young LLP

24.1 Power of Attorney (included on the signature page to this Registration Statement)


------

(1) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 (File No. 0-28494).
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-02490).